Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224890 on Form S-8 of our report dated April 25, 2023, relating to the financial statements of Sunlands Technology Group appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, the People’s Republic of China
April 25, 2023